Exhibit 99.1

Mary R. Molina Living Trust

c/o William Dentino

3500 Douglas Blvd., Suite 160

Roseville, California 95661

October 24, 2017

VIA FEDERAL EXPRESS

AND VIA E-MAIL

Molina Healthcare, Inc.

200 Oceangate, Suite 100

Long Beach, California 90802

Attention:  Jeff D. Barlow, Corporate Secretary

Re:   Stockholder Proposal for 2018 Annual Meeting of Stockholders

Dear Mr. Barlow:

As trustees of Mary R. Molina Living Trust (the “Stockholder”), we hereby submit to Molina Healthcare, Inc. (the “Company”) the enclosed proposal to amend the bylaws of the Company to include a “proxy access” bylaw (the “Proposal”).  The Proposal is being submitted for inclusion in the Company’s proxy statement for its 2018 annual meeting of stockholders (the “Annual Meeting”), pursuant to and in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended.

The Stockholder’s principal business address is c/o William Dentino, 3500 Douglas Blvd., Suite 160, Roseville, California 95661.  The Stockholder has continuously held in excess of $2,000 in market value of shares of Common Stock, par value $0.001 per share, of the Company (the “Company Common Stock”) for more than one year.  Enclosed herewith are copies of Schedules 13G filed by the Stockholder on February 8, 2016 and February 14, 2017, respectively, confirming that the Stockholder has continuously held in excess of $2,000 in market value of shares of Company Common Stock for more than one year.

We hereby confirm that the Stockholder intends to continue to hold at least $2,000 in market value of shares of Company Common Stock through the date of the Annual Meeting.  In addition, please be advised that the Stockholder’s representative will attend the Annual Meeting to present the Proposal.

Please do not hesitate to contact the undersigned if you should have any questions in connection with this matter.

Sincerely,

MARY R. MOLINA LIVING TRUST

By:	/s/ William Dentino
Name: William Dentino
Title: Trustee

By:	/s/ Curtis Pedersen
Name: Curtis Pedersen
Title: Trustee

Enclosures

STOCKHOLDER PROPOSAL — PROXY ACCESS

RESOLVED, that the stockholders of Molina Healthcare, Inc. (the “Company”) request the Board of Directors of the Company (the “Board”) to take the necessary corporate action to amend the bylaws of the Company (the “Bylaws”) to establish a “proxy access” bylaw pursuant to which a Nominating Stockholder (as defined below) that has satisfied the requirements set forth below can submit to the Company for inclusion in the Company’s proxy statement and on its proxy card for an annual stockholder meeting at which directors are to be elected person(s) nominated for election to the Board by such Nominating Stockholder; provided, however, that the Company should not be required to include in its proxy materials a number of such stockholder-nominated candidates that exceeds the greater of two (2) directors and 20% of the directors then serving on the Board.

A “Nominating Stockholder” should be defined as one or more stockholders that have beneficially owned in the aggregate 3% or more of the Company’s outstanding common stock continuously for at least three (3) years before submitting the nomination and through the date of the stockholder meeting.  The Nominating Stockholder should be required to give to the Company, within the time period specified in the Bylaws, a written notice containing the information required by the Bylaws and any applicable rules and regulations regarding (i) the nominee, including consent to being named in the Company’s proxy materials and serving as director if elected, and (ii) the Nominating Stockholder, including proof that it owns the required shares (the “Disclosure”).  The Nominating Stockholder may also be required to certify that it (i) will assume all liability relating to the Disclosure and (ii) will comply with all applicable laws and regulations with respect to the use of any soliciting material other than the Company’s proxy materials.

The proxy access bylaw should also require the Company to include in its proxy materials a statement not exceeding 500 words submitted by the Nominating Stockholder in support of the nominee (the “Statement”).  The “proxy access” bylaw should also establish procedures for (i) resolving disputes over the timeliness of a nomination or as to whether the Disclosure and the Statement satisfy the requirements of the Bylaws and applicable rules and regulations and (ii) determining the priority to be given to multiple nominations exceeding the limit set forth above.

Supporting Statement:

Stockholders’ right to nominate candidates for election to the board of directors is a fundamental principle of good corporate governance.  More than half of S&P 500 companies have adopted proxy access bylaws, most of which have terms similar to this proposal.  We believe that proxy access is an effective mechanism for improving director accountability to stockholders, ensuring independent oversight and promoting diverse opinions.

We urge stockholders to vote FOR this proposal.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13G

Under the Securities Exchange Act of 1934
(Amendment No.     )*

MOLINA HEALTHCARE, INC.

(Name of Issuer)

Common Stock, $0.001 par value

(Title of Class of Securities)

60855R100

(CUSIP Number)

December 31, 2016

(Date of Event Which Requires Filing of this Statement)

Check the appropriate box to designate the rule pursuant to which this Schedule is filed:

☐	Rule 13d-1(b)
☐	Rule 13d-1(c)
☒	Rule 13d-1(d)

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

The information required in the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13G

CUSIP No. 60855R100

(1)	Names of Reporting Persons Mary R. Molina Living Trust

(2)	Check the Appropriate Box if a Member of a Group (See Instructions)
(a) ☐
(b) ☒

(3)	SEC Use Only

(4)	Citizenship or Place of Organization United States

Number of Shares Beneficially Owned by Each Reporting Person With:	(5) Sole Voting Power 3,489,292

(6) Shared Voting Power 0

(7) Sole Dispositive Power 3,489,292

(8) Shared Dispositive Power 0

(9)	Aggregate Amount Beneficially Owned by Each Reporting Person 3,489,292

(10)	Check if the Aggregate Amount in Row (9) Excludes Certain Shares (See Instructions) ☐

(11)	Percent of Class Represented by Amount in Row (9) 5.9%

(12)	Type of Reporting Person (See Instructions) IN

1

CUSIP No. 60855R100

Item 1(a).	Name of Issuer: MOLINA HEALTHCARE, INC.
Item 1(b).	Address of Issuer’s Principal Executive Offices: 200 Oceangate, Suite 100, Long Beach, CALIFORNIA 90802

Item 2(a).	Name of Persons Filing: Mary R. Molina Living Trust
Item 2(b).	Address of Principal Business Office or, if none, Residence: 3500 Douglas Blvd., Suite 160 Roseville, CA 95661
Item 2(c).	Citizenship: United States
Item 2(d).	Title of Class of Securities: Common Stock, $0.001 par value
Item 2(e).	CUSIP Number: 60855R100

Item 3.	If this statement is filed pursuant to Rules 13d-1(b) or 13d-2(b) or (c), check whether the person filing is a:
(a).	☐	Broker or dealer registered under section 15 of the Act (15 U.S.C. 780).
(b).	☐	Bank as defined in section 3(a)(6) of the Act (15 U.S.C. 78c).
(c).	☐	Insurance company as defined in section 3(a)(19) of the Act (15 U.S.C. 78c).
(d).	☐	Investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8).
(e).	☐	An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E);
(f).	☐	An employee benefit plan or endowment fund in accordance with Rule 13d-1(b)(1)(ii)(F);
(g).	☐	A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G);
(h).	☐	A savings association as defined in Section 3(b) of the Federal Deposit Insurance Act (12 U.S.C. 1813);
(i).	☐	A church plan that is excluded from the definition of an investment company under section 3(c)(14) of the Investment Company Act of 1940 (15 U.S.C. 80a-3);
(j).	☐	Group, in accordance with Rule 13d-1(b)(1)(ii)(J).

2

CUSIP No. 60855R100

Item 4.	Ownership.
	(a).	Amount beneficially owned: See the response(s) to Item 9 on the attached cover page(s).
	(b).	Percent of class: See the response(s) to Item 11 on the attached cover page(s).
	(c).	Number of shares as to which such person has:
		(i).	Sole power to vote or to direct the vote: See the response(s) to Item 5 on the attached cover page(s).
		(ii).	Shared power to vote or to direct the vote: See the response(s) to Item 6 on the attached cover page(s).
		(iii).	Sole power to dispose or to direct the disposition of: See the response(s) to Item 7 on the attached cover page(s).
		(iv).	Shared power to dispose or to direct the disposition of: See the response(s) to Item 8 on the attached cover page(s).

Item 5.	Ownership of Five Percent or Less of a Class.

If this statement is being filed to report the fact that as of the date hereof the reporting persons has ceased to be the beneficial owners of more than five percent of the class of securities, check the following   ☐.

Item 6.	Ownership of More than Five Percent on Behalf of Another Person.
Not Applicable

Item 7.	Identification and Classification of the Subsidiary Which Acquired the Security Being Reported on By the Parent Holding Company.
Not Applicable

Item 8.	Identification and Classification of Members of the Group.
Not Applicable

Item 9.	Notice of Dissolution of Group.
Not Applicable

3

CUSIP No. 60855R100

Item 10.	Certification.
Not Applicable

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: February 14, 2017

MARY R. MOLINA LIVING TRUST

By:	/s/ William Dentino
Name: William Dentino
Title: Co-Trustee

By:	/s/ Curtis Pedersen
Name: Curtis Pedersen
Title: Co-Trustee

4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13G

Under the Securities Exchange Act of 1934
(Amendment No.     )*

MOLINA HEALTHCARE, INC.

(Name of Issuer)

Common Stock, $0.001 par value

(Title of Class of Securities)

60855R100

(CUSIP Number)

December 31, 2015

(Date of Event Which Requires Filing of this Statement)

Check the appropriate box to designate the rule pursuant to which this Schedule is filed:

☐	Rule 13d-1(b)
☐	Rule 13d-1(c)
☒	Rule 13d-1(d)

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

The information required in the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13G

CUSIP No. 60855R100

(1)	Names of Reporting Persons Mary R. Molina Living Trust

(2)	Check the Appropriate Box if a Member of a Group (See Instructions)
(a) ☐
(b) ☒

(3)	SEC Use Only

(4)	Citizenship or Place of Organization United States

Number of Shares Beneficially Owned by Each Reporting Person With:	(5) Sole Voting Power 3,489,292

(6) Shared Voting Power 0

(7) Sole Dispositive Power 3,489,292

(8) Shared Dispositive Power 0

(9)	Aggregate Amount Beneficially Owned by Each Reporting Person 3,489,292

(10)	Check if the Aggregate Amount in Row (9) Excludes Certain Shares (See Instructions) ☐

(11)	Percent of Class Represented by Amount in Row (9) 6.2%

(12)	Type of Reporting Person (See Instructions) IN

1

CUSIP No. 60855R100

Item 1(a).	Name of Issuer: MOLINA HEALTHCARE, INC.
Item 1(b).	Address of Issuer’s Principal Executive Offices: 200 Oceangate, Suite 100, Long Beach, CALIFORNIA 90802

Item 2(a).	Name of Persons Filing: Mary R. Molina Living Trust
Item 2(b).	Address of Principal Business Office or, if none, Residence: 3500 Douglas Blvd., Suite 160 Roseville, CA 95661
Item 2(c).	Citizenship: United States
Item 2(d).	Title of Class of Securities: Common Stock, $0.001 par value
Item 2(e).	CUSIP Number: 60855R100

Item 3.	If this statement is filed pursuant to Rules 13d-1(b) or 13d-2(b) or (c), check whether the person filing is a:
(a).	☐	Broker or dealer registered under section 15 of the Act (15 U.S.C. 780).
(b).	☐	Bank as defined in section 3(a)(6) of the Act (15 U.S.C. 78c).
(c).	☐	Insurance company as defined in section 3(a)(19) of the Act (15 U.S.C. 78c).
(d).	☐	Investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8).
(e).	☐	An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E);
(f).	☐	An employee benefit plan or endowment fund in accordance with Rule 13d-1(b)(1)(ii)(F);
(g).	☐	A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G);
(h).	☐	A savings association as defined in Section 3(b) of the Federal Deposit Insurance Act (12 U.S.C. 1813);
(i).	☐	A church plan that is excluded from the definition of an investment company under section 3(c)(14) of the Investment Company Act of 1940 (15 U.S.C. 80a-3);
(j).	☐	Group, in accordance with Rule 13d-1(b)(1)(ii)(J).

2

CUSIP No. 60855R100

Item 4.	Ownership.
	(a).	Amount beneficially owned: See the response(s) to Item 9 on the attached cover page(s).
	(b).	Percent of class: See the response(s) to Item 11 on the attached cover page(s).
	(c).	Number of shares as to which such person has:
		(i).	Sole power to vote or to direct the vote: See the response(s) to Item 5 on the attached cover page(s).
		(ii).	Shared power to vote or to direct the vote: See the response(s) to Item 6 on the attached cover page(s).
		(iii).	Sole power to dispose or to direct the disposition of: See the response(s) to Item 7 on the attached cover page(s).
		(iv).	Shared power to dispose or to direct the disposition of: See the response(s) to Item 8 on the attached cover page(s).

Item 5.	Ownership of Five Percent or Less of a Class.

If this statement is being filed to report the fact that as of the date hereof the reporting persons has ceased to be the beneficial owners of more than five percent of the class of securities, check the following   ☐.

Item 6.	Ownership of More than Five Percent on Behalf of Another Person.
Not Applicable

Item 7.	Identification and Classification of the Subsidiary Which Acquired the Security Being Reported on By the Parent Holding Company.
Not Applicable

Item 8.	Identification and Classification of Members of the Group.
Not Applicable

Item 9.	Notice of Dissolution of Group.
Not Applicable

3

CUSIP No. 60855R100

Item 10.	Certification.
Not Applicable

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: February 8, 2016

MARY R. MOLINA LIVING TRUST

By:	/s/ William Dentino
Name: William Dentino
Title: Co-Trustee

By:	/s/ Curtis Pedersen
Name: Curtis Pedersen
Title: Co-Trustee

4